EXHIBIT 11

                                  SPARTA, INC.

                  EXHIBIT TO CONSOLIDATED FINANCIAL STATEMENTS
                  --------------------------------------------
                        COMPUTATION OF PER SHARE EARNINGS
                        ---------------------------------


                                      THREE MONTHS ENDED SEPTEMBER 30    NINE MONTHS ENDED SEPTEMBER 30
                                      --------------------------------  -------------------------------
                                           1998             1997             1998            1997
                                      ---------------- ---------------  --------------- ---------------
 BASIC EPS

   Net income                              $1,087,000      $1,158,000       $3,382,000      $3,217,000
   Less accretion                                  --        (296,000)        (678,000)       (871,000)
                                      ---------------- ---------------  --------------- ---------------
                                           $1,087,000      $  862,000       $2,704,000      $2,346,000
                                      ================ ===============  =============== ===============

 Shares outstanding                         5,533,959       5,664,288        5,587,676       5,597,940

 Per share amounts                         $     0.20      $     0.15       $     0.48      $     0.42
                                      ================ ===============  =============== ===============

 DILUTIVE EFFECT

   Net income                              $1,087,000      $1,158,000       $3,382,000      $3,217,000
   Less accretion                                  --        (296,000)        (678,000)       (871,000)
                                      ---------------- ---------------  --------------- ---------------
                                           $1,087,000      $  862,000       $2,704,000      $2,346,000

 Shares outstanding                         5,533,959       5,664,288        5,587,676       5,597,940
 Preferred Stock                              569,037              --               --
 Stock options                                498,315         443,713          386,009         386,250
 Deferred Stock                                68,858          48,590           68,858          48,590
                                      ---------------- ---------------  --------------- ---------------
                                            6,670,169       6,156,591        6,042,543       6,032,780

    Per share amounts                      $     0.16      $     0.14       $     0.45      $     0.39
                                      ================ ===============  =============== ===============



Note: Earnings per share amounts presented for prior years have been restated in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share".